UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2006

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2006, Allion Healthcare, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Thomas Weisel Partners LLC, William Blair & Company, L.L.C., First Albany Capital Inc. and Susquehanna Financial Group LLLP (the “Underwriters”) and certain selling stockholders named therein. The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement which is attached hereto as Exhibit 10.1.

Pursuant to the Underwriting Agreement, the Company and certain selling stockholders agreed to sell and the Underwriters agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, a total of 4,436,454 shares of the Company’s common stock, par value $0.001 per share, at a price per share of $12.83, less an underwriting discount of approximately $0.71 per share and commissions. Of the total shares, the Company is selling 1,800,000 shares of common stock and certain selling stockholders are selling 2,636,454 shares. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

In addition, the Company has granted the Underwriters an option, exercisable until February 24, 2006, to purchase up to an additional 665,468 shares at the public offering price, less an underwriting discount of $0.71 per share, to cover over-allotments, if any.

Under the terms of the Underwriting Agreement, the Company and certain selling stockholders who are directors and executive officers of the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to the Company contained in the Company’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus. The selling stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from any untrue statement of a material fact related to the selling stockholders’ contained in the Company’s registration statement, the preliminary prospectus, any issuer free writing prospectus or the final prospectus. The liability of the selling stockholders under the Underwriting Agreement is limited to an amount equal to the aggregate offering price of the aggregate number of shares sold by such selling stockholder, less the underwriting discount per share.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Underwriting Agreement by and between Allion Healthcare, Inc. and Thomas Weisel Partners LLC, William Blair & Company, L.L.C., First Albany Capital Inc. and Susquehanna Financial Group, LLLP and certain selling stockholders named therein dated January 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 26, 2006

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer
Chief Financial Officer,
Secretary and Treasurer